EXHIBIT 99

COMPANY PRESS RELEASE

MICROGRAFX ANNOUNCES WORLDWIDE RESTRUCTURING OF BUSINESS

COMPANY TO REDUCE OPERATING EXPENSES IN LINE WITH CURRENT OPERATING EXPECTATIONS

ALLEN,  Texas--(BUSINESS  WIRE)--July 3,  2000--Micrografx  Inc.  (Nasdaq:MGXI -
NEWS), today announced that it has restructured its organization and reduced its U.S. workforce in an effort to restore profitability to its operations. The company also announced that it will incur charges in its fourth fiscal quarter ending June 30, 2000, for other changes in its business operations. The total amount of the charges and the future impact of the restructuring actions will be reported in conjunction with the release of the company's fiscal fourth quarter operating results, currently planned for mid-August.

The restructuring actions will result in a reduced operating cost structure commencing immediately, offsetting seasonally weak international revenues in the first fiscal quarter of the year.

After a thorough review by the company's management and Board of Directors, the announced changes were made to provide a business model and an operating environment necessary for the company to meet its future needs. The company said that other actions have been initiated that will continue to reduce the scale of the infrastructure to support a smaller, more decentralized organization that focuses on its independent business units.

The company will consolidate its enterprise process management operations into an independent business unit in its Portland, Oregon facility under the direction of Ken Carraher, currently Micrografx Executive Vice President of Development. The technical graphics operations will be consolidated into an independent business unit, headquartered in the Annapolis, Maryland facility. It will be managed on an interim basis by Doug Richard, Micrografx President and Chief Executive Officer.

The personnel reductions occurred principally in the United States where personnel now total 113 persons, down from 187. Most of the changes were made in the company's Allen, Texas, headquarters and involved persons who were engaged in centralized software development, administrative and technical support activities. The company said these functions were either eliminated or will be absorbed by personnel in the business units.

As previously disclosed in its public filings, Micrografx continues to examine various financing methods to ensure that the capital resources of the company are sufficient to meet its ongoing requirements. Such measures include the potential sale of equity securities in one or more public or private transactions, and/or the sale or spin-off of certain assets to third parties. Even in light of the cost reductions already initiated, as management has previously stated, if the company were to fail to acquire additional external financing, it could result in severe operational difficulties. Such difficulties could result in an additional reduction in the scope of operations or ultimately in a forced reorganization or bankruptcy.

Management believes it will be successful in obtaining the necessary revenue levels and/or additional funding necessary to operate the Company in the near term, however, there can be no assurance that under its current conditions, external funds will be available or, if available, will not potentially dilute shareholders' interests or returns.

About Micrografx Inc.

Micrografx Inc. is a recognized global leader in enterprise graphics software. The company focuses on providing corporations with intelligent graphic solutions that help people visually communicate and analyze key corporate information, processes and ideas to solve real-world business problems. Through the use of Micrografx technical graphics technologies, clients can utilize their technical illustrations in a powerful and cost-effective way to provide interactive graphics to internal and external customers. Note to Investors: This release, other than historical information, includes forward-looking statements with respect to achieving corporate objectives, strategic direction, advancement of enterprise business, and certain other matters. These statements are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including but not limited to the following: product development, product introductions, licensing agreements, technological change, competition, international operations, changes in distribution channels, seasonality, growth in the enterprise solutions business of the Company, market demand and acceptance of products, the impact of changing economic conditions, fluctuation in foreign currency exchange rates, and others detailed in the Company's Annual Report on Form 10-K, Quarterly Reports on Forms 10-Q and other Securities and Exchange Commission filings. These filings can be obtained by contacting Micrografx Investor Relations.

Contact:

     Micrografx Inc., Allen

     John Carradine, 214/495-4350
     Email: PR@MICROGRAFX.COM